Exhibit 4.a.1

Agreement No. 53258.A.006

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Amendment 6

To

Agreement No. 53258.C

between

AT&T Services, Inc.

and

Amdocs Development Limited

Proprietary and Confidential

This Amendment is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 53258.A.006

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

AMENDMENT NO.6

TO

AGREEMENT NO. 53258.C

This Amendment No. 6, effective as of the last date signed by a Party (“Effective Date”) and amending Restated and Amended Master Services and Software License Agreement Number 53258.C, is by and between Amdocs Development Limited, a Cyprus corporation (hereinafter referred to as “Supplier” or “Amdocs”), and AT&T Services, Inc., a Delaware corporation (hereinafter referred to as “AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties.”

WITNESSETH

WHEREAS, Supplier and AT&T are parties to the Master Services Agreement No.53258.C entered into on/with the effective date of on February 28, 2017 (as previously restated and amended, the “Agreement”); and

WHEREAS, Supplier and AT&T now desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.	The following Subsection g. is hereby added to Section 3.24. Offshore Work Permitted Under Specific Conditions:

g.	Notwithstanding any contradicting terms the following terms shall apply to locations listed in Table 3.24.g:

Supplier’s work involving the provision of Services, Materials and/or Support for AT&T and/or AT&T customers related to Supplier products and/or Software at the Offshore Locations specified in Table 3.24.g below is permitted conditioned upon Supplier allowing AT&T to perform additional monitoring regarding Supplier’s obligations at the specified locations as determined necessary by AT&T, including the following:

1.	responding to written audits submitted by AT&T regarding the work of Supplier and Subcontractors;

Proprietary and Confidential

This Amendment is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 53258.A.006

2.	providing documents requested by AT&T regarding the work of Supplier and Subcontractors: and

3.

allowing physical inspections of the locations where work of Supplier and Subcontractors is performed; or, alternatively, providing Supplier and Subcontractor personnel for telephonic, video or other remote live discussions/inspections to provide information and respond to questions regarding the work they are performing on behalf of AT&T.

In the event that AT&T identifies a security issue involving a Supplier Entity’s activities that AT&T deems to constitute a significant risk to AT&T, its customers, and/or its suppliers, then AT&T will work with Supplier to mitigate the risk of such security issue and, if such risk cannot be mitigated at such Offshore Location, or otherwise relocated within a reasonable time period considering the nature of the risk, then AT&T reserves the right to terminate the work, including any customer-specific activities, and access to the support systems and Information, in addition to any other remedies included in this Offshore Work section.

Table 3.24.g

Countries where services are
authorized by AT&T to be
performed (physical location
address is also required if the
Services involve Information
Technology-related work or if a
“virtual” or “work-from-home”
address is authorized)

		Cities where services will be performed for AT&T	Services to be performed at approved Physical Location	Name of Supplier / Supplier Affiliate, and/or Subcontractor performing the services

Bulgaria	[***]	[***]	[***]	[***]

Guatemala	[***]	[***]	[***]	[***]

Proprietary and Confidential

This Amendment is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 53258.A.006

Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document, (e.g., .pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Agreement No. 53258.C to be executed, as of the date the last Party signs.

Amdocs Development Limited		AT&T Services, Inc.

By:	/s/ Jessica A. Rose	By:	/s/ Steve Wehde

Name:	Jessica A. Rose	Name:	Steve Wehde

Title:	Signatory	Title:	Lead Sourcing Manager

Date:	2/9/2022	Date:	2/9/2022

Proprietary and Confidential

This Amendment is not for use or disclosure outside of AT&T, its Affiliates, and its and their third-party representatives, and Supplier except under written agreement by the contracting Parties.

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